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                                                                Exhibit 23(h)(5)



                              THE COMMERCE FUNDS
                                P.O. Box 16931
                             St. Louis, MO  63105


State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

          Pursuant to Article 10 of the Transfer Agency and Service Agreement by and between The Commerce Funds (the "Trust") and State Street Bank and Trust Company dated December 1, 1994 (the "Agreement"), the Trust hereby requests that you provide services, as set forth in Article 1 of the Agreement, as transfer agent to each class of the Trust's newly established Core Equity Fund and Kansas Tax-Free Intermediate Bond Fund, (the "Fund") as of December ____, 2000.

          The parties hereby agree that all terms and conditions of the Agreement shall apply to the Fund.


                                        Sincerely,

                                        THE COMMERCE FUNDS


                                        By:  /s/ William R. Schuetter
                                           --------------------------
                                           William R. Schuetter
                                           Vice President



Accepted and Agreed:

STATE STREET BANK AND TRUST COMPANY


By: /s/
   ----------------------------
   Name:
   Title: